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                                                                    EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of American Realty Trust, Inc. on Form S-4 of our report dated March 14, 1997 (relating to the financial statements and financial statement schedule of EQK Realty Investors I), appearing in and incorporated by reference in the Prospectus/Proxy Statement, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                              /s/ DELOITTE & TOUCHE LLP
                                              DELOITTE & TOUCHE LLP


Atlanta, Georgia
January 5, 1998